UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2021

Grapefruit USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50099	95-4451059
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number),	Identification No.)

1000 Northwest Street, Mid-Town Brandy Wine, Suite 1200-3094, Wilmington, DE 19801

(Address of Principal Executive Offices) (Zip Code)

(310) 575-1175

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
No par value common stock	GPFT	OTCQB

Item 1.01 Entry into Material Definitive Agreements

On October 7, 2021, the Company entered into a Collaboration Agreement with Canadian companies 6PAK Solutions Inc. and Medz Cannabis, Inc., 6PAK’s partner and license holder, to bring Grapefruit’s patented Hourglass™ Time Release THC+CBD Delivery Topical Relief Cream to market throughout Canada. Under the agreement, Grapefruit will file its Notice of New Cannabis Product, or “NNCP,” with Health Canada detailing the Hourglass production process, including integration of the patented Z-Pod Xerogel Silica Gel technology into the Hourglass topical delivery cream system. Upon approval of the Hourglass NNCP by Health Canada, Grapefruit intends to launch multiple products that incorporate its patented Hourglass™ Time Release THC+CBD Delivery Cream across Canada. Additionally, Medz Cannabis will act as Grapefruit’s licensed Canadian distributor and will obtain wide distribution and approval of cannabis products incorporating Grapefruit’s Hourglass™ throughout Canada.

Item 9.01 Exhibits

Exhibit 1.01	Collaboration Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Grapefruit USA, Inc.

	By	/s/ Bradley J. Yourist
	Name:	Bradley J. Yourist
	Title:	CEO and Director
Date: October 15, 2021

3